Exhibit 5(c)

                                                                January 14, 1997




First Union Corporation,
   One First Union Center,
      Charlotte, North Carolina  28288.

Dear Sirs:
                  In connection with the registration under the Securities Act of 1933 (the "Act") of $500,000,000 aggregate principal amount of Junior Subordinated Deferrable Interest Debentures (the "Debt Securities") of First Union Corporation, a North Carolina corporation (the "Corporation"), $500,000,000 aggregate liquidation amount of Capital Securities (the "Capital Securities") of First Union Institutional Capital I, a business trust created under the laws of the State of Delaware (the "Issuer"), and the Guarantee with respect to the Capital Securities (the "Guarantee") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Capital Securities, we, as your counsel, have examined such corporate

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First Union Corporation                                                     -2-

records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
                  Upon the basis of such examination, we advise you that, when:

                  (i) the Registration Statement relating to the Debt Securities, the Capital Securities and the
         Guarantee has become effective under the Act;

                  (ii) the Guarantee Agreement relating to the Guarantee with respect to the Capital Securities of the Issuer has been duly executed and delivered;

                  (iii)  the  Debt   Securities  have  been  duly  executed  and
         authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement; and




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   First Union Corporation




                  (iv) the   Capital  Securities  have  been  duly  executed  in
         accordance with the Amended and Restated Trust Agreement of the Issuer and issued and delivered as contemplated in the Registration Statement,

the Debt Securities and the Guarantee relating to the Capital Securities of the Issuer will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.


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First Union Corporation                                                     -4-


                  The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of North Carolina law, we have relied upon the opinion, dated January 14, 1997, of Marion A. Cowell, Jr., and our opinion is subject to the same qualifications and limitations with respect to such matters as are contained in Mr. Cowell's opinion.

                  We understand that you have received an opinion regarding the Capital Securities from Richards, Layton & Finger, LLP, special Delaware counsel for the Corporation and the Issuer. We are expressing no opinion with respect to the matters contained in such opinion.
                  Also, we have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by us to be responsible.
                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the




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                                                                            -5-
First Union Corporation


references to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
                                                            Very truly yours,

                                                            SULLIVAN & CROMWELL
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